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Exhibit 10.20

FIRST AMENDMENT TO
AGREEMENT OF SALE AND PURCHASE
(19640 N. 31st Avenue, Phoenix, Arizona)

        This FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Amendment") is dated as of August 15, 2002, by and between MACK-CALI BEARDSLEY LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Arizona ("Seller"), having an address at c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and SUMMIT COMMERCIAL PROPERTIES,  INC., a corporation organized under the laws of the State of California ("Purchaser"), having an address at c/o Summit Commercial, 1970 East Grand Avenue, Suite 300, El Segundo, California 90245.

W I T N E S S E T H:

        WHEREAS, Seller and Purchaser have entered into a certain Agreement of Sale and Purchase dated as of July 2, 2002 (the "Agreement") pursuant to which Agreement Seller agreed to sell and Purchaser agreed to purchase certain Property located at 19640 N. 31st Avenue, Phoenix, Arizona; and

        WHEREAS, Seller and Purchaser have agreed to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, intending to be legally bound hereby, the parties hereby agree as follows:

        1.    The word "Realty", which was incorrectly inserted in the Agreement as part of Seller's name, is hereby deleted and all references to Seller in the Agreement shall be deemed to refer to "Mack-Cali Beardsley Limited Partnership".

        2.    The first sentence of the defined term "Closing Date" as set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following ""Closing Date" means October 2, 2002". The second sentence of such defined term is hereby modified to replace the phrase "sixty (60) days" with the phrase "thirty (30) days".

        3.    The "Evaluation Period" as defined in Section 5.1 of the Agreement is hereby extended to 5:00 p.m. Eastern time on September 6, 2002.

        4.    The defined term "Portfolio Sale and Purchase Agreement" as set forth in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition: "Portfolio Sale and Purchase Agreement" means each of (i) that certain Agreement of Sale and Purchase dated as of July 2, 2002 by and between Mack-Cali Glendale Limited Partnership, as seller, and Purchaser, as purchaser, as amended by that certain First Amendment to Agreement of Sale and Purchase dated August 15, 2002, and (ii) that certain Agreement of Sale and Purchase dated as of July 2, 2002 by and between Mack-Cali Realty 9060, L.L.C., as seller and Purchaser, as purchaser, as amended by that certain First Amendment to Agreement of Sale and Purchase dated August 15, 2002, for the sale and purchase of each Portfolio Property defined therein, as such agreements may hereinafter be amended from time to time."

        5.    All other terms, conditions and provisions of the Agreement shall continue in full force and effect and unmodified, except to the extent expressly modified hereby.

        6.    Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Agreement.

        7.    This Amendment shall be binding upon and inure to the benefit of the successors, legal representatives, heirs and assigns of the parties hereto.

        8.    This Amendment may be executed by facsimile signatures in any number of counterparts, each of which shall be deemed an original and all of which when considered together shall be one and the same document.

        9.    In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

[The remainder of this page is left intentionally blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:
MACK-CALI BEARDSLEY LIMITED PARTNERSHIP
By:	Mack-Cali Sub XXII, Inc. its general partner
By:	/s/ Roger W. Thomas

Name:	Roger W. Thomas

Title:	Executive Vice President & General Counsel

PURCHASER:
SUMMIT COMMERCIAL PROPERTIES, INC.
By:	/s/ Larry M. Matsui

Name:	Larry M. Matsui

Title:	Executive Vice President/CFO

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  Exhibit 10.20
FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (19640 N. 31st Avenue, Phoenix, Arizona)